Exhibit 32.2

Certification Pursuant to18 U.S.C. Section 1350 as Adopted Pursuant to
Section 906of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Cannabis Science, Inc., (the “Company”) on Form 10-Q for the period ended March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Robert Melamede, Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Dr. Robert Melamede
 Dr. Robert Melamede
Chief Financial Officer, Principal Accounting Officer
August 23, 2013